UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

Elite Health Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1131 W 6th Street
Ontario, CA	91762
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(949) 249-1170

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01. Entry onto a Material Agreement.

On June 3, 2025, Elite Health Plan, Inc. (“Elite Health Plan”) a wholly owned subsidiary of Elite Health Systems Inc. (the “Registrant”) was notified by the Centers for Medicare and Medicaid Services (“CMS”) that it has conditionally approved Elite Health Plan’s Contract Year (CY) 2026 Medicare Advantage/Medicare – Prescription Drug (MA-Only/MA-PD) application. To enter into the contract with CMS as an MA/MA-PD organization, CMS must also approve Elite Health Plan’s bid, including formulary, as required by 42 CFR 422 Subpart D and 42 CFR 423 Subpart F. Additionally, Elite Health Plan must complete all other required pre-implementation activities, including system and data testing. On June 2, 2025, Elite Health Plan filed the CY 2026 PBP HMO bid submission in partnership with Wakely Consulting Group, an experienced actuarial and consultant in the healthcare industry.

The CMS related regulatory process is complex and there can be no assurance that CMS will ultimately approve Elite Health Plan’s bid, or that if approved, that Elite Health Plan will be able to maintain its license under the Act or its approval with CMS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025

Elite Health Systems Inc.

	By:	/s/ Prasad Jeereddi
	Name:	Prasad Jeereddi
	Title:	Chairman and CEO

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